[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


                                 August 25, 2006


Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604

            Re:   National Variable Life Insurance Account

Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information Prospectus filed as part of Post-Effective Amendment No. 12 to the Registration Statement on Form N-6 by National Variable Life Insurance Account for certain variable life insurance policies (File No. 333-44723). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Very truly yours,

                                                 SUTHERLAND ASBILL & BRENNAN LLP


                                                 By: /s/ Stephen E. Roth
                                                     ---------------------------
                                                     Stephen E. Roth